SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  March 6, 1996



                                   PAGES, INC.
       __________________________________________________________________

                         Commission File Number 0-107475

        Incorporated - Delaware      IRS Identification Number 34-1297143




              801 94th Avenue North, St. Petersburg, Florida  37702



        Registrant's telephone number, including area code (813) 578-3300


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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

      On March 6, 1996, the Company and School Book Fairs, Inc., a wholly owned subsidiary of the Company ("School Book Fairs") sold to Scholastic Limited, a United Kingdom subsidiary of Scholastic, Inc. and its affiliates ("Scholastic") all of the capital stock of School Book Fairs, Limited ("Limited"), the Company's United Kingdom subsidiary for $5,016,531 cash. Additionally, as part of the transaction, (i) the purchaser paid in full (x) the outstanding balance of $2,129,846 due by Limited to Lloyds Bank and (y) an intercompany payable due from Limited to the Company in the amount of $2,066,122, and (ii) the Company signed a Non-Competition Agreement pursuant to which, in return for the payment of $1,500,000 in cash, the Company agreed for a five-year period not to compete with the book fair business of Scholastic and its affiliates in the following countries: Canada, the United Kingdom, Ireland, Germany, Italy, Greece, Eastern Europe, including without limitation, the Commonwealth of Independent States, Turkey, the countries of the Middle East and Africa.

      On March 6, 1996, School Book Fairs closed its distribution channel in Canada and on March 13, 1996, School Book Fairs sold a portion of its inventory in Canada to Scholastic Canada, Ltd., a corporation organized under the laws of Canada for $575,000 cash.

      The total value to the Company of the above-described transactions is $11,287,500. The net proceeds received by the Company of $8,950,000 after estimated transaction costs and costs related to the closing of its Canadian distribution channel were paid to The Huntington Bank in reduction of the Company's indebtedness. The Company anticipates negotiating a new loan agreement with The Huntington Bank in the near future.


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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.  None

     (b)  Pro forma financial information

          (1)  None

          (2)  None

     (c)  Exhibits:  None


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 19, 1996         PAGES, Inc.
                              -----------------------------
                              (Registrant)


                              /s/ Richard A. Stimmel
                              -----------------------------
                              Richard A. Stimmel, President